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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ----------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 1998
                                                          --------------

                      Fund America Investors Corporation II
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               (Exact name of registrant as specified in charter)



             Delaware                    33-73748              84-1218906
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
      (State or other jurisdiction      (Commission           (IRS Employer
           of incorporation)            File Number)       Identification No.)


  6400 S. Fiddler's Green Circle, Suite 1200B, Englewood, Colorado  80111
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               (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code (303) 290-6025
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        (Former name or former address, if changed since last report.)


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    Item 1.Changes in Control of Registrant.
           Not Applicable.

    Item 2.Acquisition or Disposition of Assets.
           Not Applicable.

    Item 3.Bankruptcy or Receivership.
           Not Applicable.

    Item 4.Changes in Registrant's Certifying Accountant.
           Not Applicable.

    Item 5.Other Events.

           On April 30, 1998, the Registrant caused the issuance and sale of $60,373,853 original principal amount of its Pass-Through Certificates, Series 1998-A, Class 1A and Class 2A (the "Certificates") pursuant to a Pooling Agreement, dated as of April 1, 1998 (the "Pooling Agreement"), by and between the Registrant, as seller, and State Street Bank and Trust Company, as trustee (the "Trustee"). The Certificates were issued in two Classes, with an Initial Principal Amount and a Pass-Through Rate as described below


        Class                     Initial          Pass-Through
     Designation             Principal Amount          Rate
     -----------             ----------------          -----
     Class 1A                  $23,500,002              (1)
     Class 2A                  $36,873,851              (1)

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(1)       The effective per annum interest rate borne by either Class of
Certificates during each Interest Accrual Period (as defined in the Prospectus) with respect to a Distribution Date (as defined in the Prospectus) will equal a fraction, expressed as a percentage truncated at the fourth decimal place, the numerator of which is equal to the aggregate amount in respect of interest paid on the Pooled Certificates relating to each Class for the related Interest Accrual period (after payment of the Trustee's Fee and subject to the adjustments of certain amounts with respect to the Class 2A Certificates as described in the Prospectus) multiplied by 12, and the denominator of which is the principal amount of such Class of related Certificates immediately prior to such Distribution Date. Under certain circumstances, the principal amount of either Class of Certificates could be paid in full while interest would remain payable, in which case, the calculation of the effective per annum interest rate borne by such Class of Certificates would not be meaningful. The effectiv per annum interest rate borne by such Class of Certificates would not be meaningful. The effective per annum interest rate borne by the Class 1A Certificates during the first Interest Accrual Period is projected to be approximately 6.6985%. The effective per annum interest rate borne by the Class 2A Certificates during the first Interest Accrual Period is projected assuming a constant prepayment rate of 200% (as defined in the Prospectus) to be approximately 7.7367%.

           The Certificates evidence, in the aggregate, the entire beneficial ownership interest in two groups of underlying securities, each of which constitute a separate sub-trust, held by a trust (the "Trust"), which consists primarily of a portion of (i) one class of Guaranteed REMIC Pass-Through Certificates issued by Fannie Mae, (ii) two classes of

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certificates issued by Freddie Mac, as part of separate series of such certificates, including one class of Payment Exchange Certificates and one class of Multiclass REMIC Certificates, and (iii) a single class of collateralized mortgage obligations, Series 1993-2, issued by the Fund America Investors Trust
I. The Certificates were purchased by the Registrant in a privately-negotiated transaction with Bear, Stearns & Co. Inc. ("Bear") pursuant to a Purchase Agreement (the "Purchase Agreement"), dated April 28, 1998, by and between the Registrant, as Purchaser and Bear, as Seller.

           The Certificates have been sold by the Registrant to Bear pursuant to an Underwriting Agreement, dated as of April 28, 1998, between the Underwriter and the Registrant and the related Terms Agreement, dated April 28, 1998 (the "Underwriting Agreement").

           Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling Agreement.

Item 6.    Resignations of Registrant's Directors.
                  Not Applicable.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
                  Not Applicable.

Exhibits

     1.1 Copy of the Underwriting Agreement, dated as of April 28, 1998, by and between the Registrant and Bear, Stearns & Co. Inc.

     4.1 Copy of the Pooling Agreement, dated as of April 1, 1998, by and between the Registrant and State Street Bank and Trust Company, as Trustee (related exhibits available upon request of the Trustee).


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                                   Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 12, 1998                   FUND AMERICA INVESTORS CORPORATION II



                               By:    /s/ STEVEN B. CHOTIN
                                  --------------------------

                               Name:  Steven B. Chotin

                               Title: President


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                              INDEX TO EXHIBITS

                                                                            Page
                                                                            ----
      1.1  Copy of the Underwriting Agreement, dated as of
           April 28, 1998, by and among the Registrant and
           Bear, Stearns & Co. Inc..............................................

      4.1  Copy of the Pooling Agreement, dated as of April 1, 1998, by and between the Registrant and State Street Bank and
           Trust Company, as Trustee (related exhibits available
           upon request of the Trustee).........................................